INDEPENDENT AUDITOR'S CONSENT

      We do hereby consent to the use of our report dated March 2, 2000 on the financial statements of Raquel, Inc. (a Nevada corporation) included in and made part of the registration statement of Raquel, Inc. dated March 15, 2001.

March 15, 2001


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Certified Public Accountant